UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2023

Everest Consolidator Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41100	86-2485792
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 MacArthur Blvd Newport Beach, California		92660
(Address of Principal Executive Offices)		(Zip Code)

(949) 610-0835

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one Warrant	MNTN.U	New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	MNTN	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	MNTN WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On February 23, 2023, Everest Consolidator Acquisition Corporation, a Delaware corporation (the “Company”), issued a press release announcing that its sponsor, Everest Consolidator Sponsor, LLC (the “Sponsor”), notified the Company of the Sponsor’s intention to deposit an aggregate of $1,725,000 into the Company’s trust account, representing $0.10 per public share, on or prior to February 28, 2023 (the “Deposit”). If the Sponsor makes such Deposit, the Sponsor will receive 1,150,000 private placement warrants, at a rate of $1.50 per private placement warrant, with the same terms as the private placement warrants issued in connection with the closing of the Company’s initial public offering. The Deposit is required to extend the period of time the Company has to consummate its initial business combination by a period of three months from February 28, 2023, the current deadline, to May 28, 2023 (the “Extension”). The Extension is permitted under the Company’s governing documents.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibits
99.1	Press Release, dated February 23, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everest Consolidator Acquisition Corporation

Date: February 23, 2023	By:	/s/ Adam Dooley
	Name:	Adam Dooley
	Title:	Chief Executive Officer